EXHIBIT 10.1.1

                                AMENDMENT TO THE
                                  CONN'S, INC.
                              AMENDED AND RESTATED
                        2003 INCENTIVE STOCK OPTION PLAN

         The Conn's, Inc. Amended and Restated 2003 Incentive Stock Option Plan (the "Incentive Stock Option Plan") is hereby amended in the following respects only:

                  Section 5(a) of the Incentive Stock Option Plan is hereby amended and restated to read in its entirety as follows:

                  "(a) This Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. Notwithstanding the foregoing, the Chief Executive Officer of the Company shall have the ability to grant Options to non-executive officers of the Company under guidelines or formulae approved or adopted by the Committee."

                  Section 6(a) of the Incentive Stock Option Plan is hereby amended and restated to read in its entirety as follows:

                  "(a) Options may be granted only to Employees. The maximum number of Shares with respect to which Options may be granted during a specified period to any single Employee is 2,559,767."

         The remaining provisions of the Incentive Stock Option Plan shall remain the same and in full force and effect.